Exhibit 99

Contact:	Susannah Robinson Director, Investor Relations 617-342-6129

FOR IMMEDIATE RELEASE

James P. Kelly Named Corporate Controller

BOSTON, MA, October 17, 2005- Cabot Corporation (NYSE:CBT) announced today its appointment of James P. Kelly as Corporate Controller, effective October 21, 2005. Mr. Kelly has eighteen years of experience in manufacturing industries where he has held a number of positions in corporate finance. He joined Cabot in 1998 and immediately prior to his appointment as Corporate Controller, served as Director of Internal Audit. From May 2002 until July 2003, Mr. Kelly was Cabot’s Director of Investor Relations, and prior to May 2002, served in various finance-related capacities in Cabot’s carbon black business. Mr. Kelly holds a bachelor’s degree in business administration from Georgetown University and a master’s degree in business administration from the Harvard Business School. Mr. Kelly is a Certified Public Accountant.
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Cabot Corporation is a global specialty chemicals and materials company headquartered in Boston, MA. Cabot’s major products are carbon black, fumed silica, inkjet colorants, capacitor materials, and cesium formate drilling fluids. The website address is “www.cabot-corp.com”.

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